UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2026

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)
Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 SW Salmon Street, Portland, Oregon 97204

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, no par value	POR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01 Other Events.

On October 15, 2026, Portland General Electric Company (PGE or the Company) submitted its 2026 Clean Energy Plan (CEP) and Integrated Resource Plan (IRP) to the Public Utility Commission of Oregon (OPUC). The filing outlines the Company's long-term resource strategy, including potential pathways to meet Oregon's clean energy requirements, and actions intended to support reliable, affordable, and increasingly clean energy service for customers.

The 2026 CEP/IRP identified additional generation resource needs and evaluates two portfolio pathways. One pathway demonstrates continuous progress towards emission reductions while balancing reliability and affordability. This portfolio identifies 3,377 MW of resource additions needed by 2030 and over 5,000 MW by 2032 to continue to serve customers reliably while making significant progress towards HB 2021 emissions reductions targets. The second pathway evaluates a resource portfolio designed to achieve Oregon's HB 2021 emissions requirements currently in effect and maintain system reliability. This portfolio includes 6,747 MW of resources needed by 2030 to achieve the 80% emissions reduction target, and over 9,000 MW needed in 2032 to stay on track towards the 2035 and 2040 targets. The expected additions from PGE's ongoing 2025 All-Source Request for Proposals (RFP), or any other additional resource procurement activities outside of the RFP, will satisfy a portion of the incremental resource needs under either pathway.

The CEP/IRP also identifies expansion of transmission capacity as an important component of maintaining reliability, serving projected customer demand and improving access to geographically diverse energy resources and regional markets. The plan evaluates regional transmission alternatives and advances a portfolio of transmission solutions.

In addition, the filing outlines longer-term actions that could support execution of the plan, most notably continued advocacy for a holding company structure aligned with common utility industry practices. Such a structure could help maintain access to cost-effective capital needed to support the investments contemplated in the plan.

PGE and parties will work through the regulatory review process for the 2026 CEP/IRP filing (OPUC Docket LC 88) during the coming months. PGE cannot predict the ultimate outcome of the regulatory process.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including statements regarding PGE's expectations, plans, objectives and projections relating to its 2026 CEP/IRP; future resource needs; potential generation, storage and transmission additions; procurement activities; emissions reduction pathways; projected customer demand; reliability and affordability objectives; financing requirements; and the timing, outcome and effects of regulatory proceedings, including the review of the 2026 CEP/IRP by the OPUC.

Forward-looking statements are based on management's current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially include, among others: the outcome of regulatory review and approval processes; changes in applicable laws, regulations and governmental policies; the availability, cost and timing of generation, storage, transmission and other energy resources; supply chain constraints; permitting, siting, development and construction delays; changes in load growth forecasts, customer demand or energy market conditions; the availability and cost of capital; PGE's ability to obtain financing on favorable terms, or at all, to support resource acquisitions, transmission investments and other initiatives contemplated by the CEP/IRP; inflation, interest rates and credit market conditions; technological developments; environmental and operational risks; and other risks and uncertainties discussed in PGE's filings with the U.S. Securities and Exchange Commission.

PGE undertakes no obligation to update any forward-looking statement contained in this Form 8-K, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	October 15, 2026	By:	/s/ Joseph R. Trpik
Joseph R. Trpik
Senior Vice President, Finance and Chief Financial Officer